UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 24, 2020

Commission File Number:  00115757

ImageWare Systems, Inc.
(Exact name of registrant as specified in its charter.)

Delaware
(State or other jurisdiction of incorporation or organization)
330224167
(IRS Employer Identification No.)

13500 Evening Creek Drive N , Suite 550, San Diego, California 92128
(Address of principal executive offices)

858-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class
Common Stock, par value $0.01 per share
Trading Symbol(s)
IWSY
Name of exchange on which registered
OTCQB Marketplace

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2020, ImageWare Systems, Inc. (the "Company") announced the appointment of Douglas Morgan to serve as a director on the Board of Directors (the "Board") of the Company.

From March 2019 to present, Mr. Morgan has served as an advisory board member and consultant to Clyra Medical Technologies, a biotechnology company specializing in wound healing and antimicrobial solutions. From 2017 to the present, Mr. Morgan has served as a senior consultant with JBA Enterprises, where he has consulted for numerous companies in the technology and payments sector regarding financing strategies, business consulting, and leadership. From December of 2018 to March of 2019, Mr. Morgan served as a consultant with BioLargo, advising BioLargo in regards to business strategy and raising capital. BioLargo is a provider of patented next-generation water and air treatment products. Between 2016 to 2018, Mr. Morgan was the principal advisor of Sucsy Fischer & Co., a leading Chicago area boutique investment bank, where he provided deal evaluation, due diligence, technology assessment, and management expertise. Mr. Morgan holds Bachelor of Sciences in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology, and a Master of Sciences in Computer Science and Bio-Engineering from Stanford University.

Mr. Morgan will serve on the Board of Directors until the next annual meeting of shareholders of the Company, or until his successor is elected and qualified. As compensation as an independent director, he will receive (a) a $30,000 annual cash retainer, payable in equal monthly installments in cash or shares of the Company's common stock, par value $0.01 per share ("Common Stock"); (b) an initial grant of options to purchase that number of shares of Common Stock equal to $60,000 divided by the fair market value of the Company's Common Stock as determined on the date of grant as reported on the OTC Markets ("Initial Grant"), the exercise price of which shall be such fair market value, which Initial Grant shall vest one-third (1/3rd) on the first anniversary of the Effective Date, and the remaining two-thirds (2/3rd) shall vest ratably on the second and third anniversary of the Effective Date; (c) reimbursement for expenses related to Board of Director meeting attendance and Committee participation; and (d), beginning on the first anniversary of the Effective Date, and on each annual anniversary thereafter (unless revised by the Board of Directors), an option to purchase that number of shares of Common Stock equal to $30,000 divided by the fair market value of the Company's Common Stock as determined on the date of grant as reported on the OTC Markets ("Annual Grant"), the exercise price of which shall be such fair market value. The Initial Grant and Annual Grant shall contain such other terms and conditions as are customary for director grants and approved by the Board of Directors, including immediate vesting of all unvested options effective upon a change in control of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date:   November 25, 2020
By:	/s/ Kristin Taylor

Name: Kristin Taylor
Title: Chief Executive Officer